                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report on WebMD, Inc. dated January 16, 1999, except for Note 12, as to which the date is April 9, 1999, included in the proxy statement/prospectus of Healtheon/WebMD Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Healtheon/WebMD Corporation for the registration of shares of its common stock.



                                    /s/ Ernst & Young LLP


Atlanta, Georgia
June 14, 1999